Exhibit 1.1
$150,000,000
HANOVER COMPRESSOR COMPANY
7 1/2% Senior Notes due 2013
Underwriting Agreement

March 27, 2006
J.P. Morgan Securities Inc.,
   as Representative of the
   several Underwriters listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Hanover Compressor Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”), $150,000,000 principal amount of its 7 1/2% Senior Notes due 2013 (the “Securities”). The Securities will be issued pursuant to a supplemental indenture, to be dated as of March 31, 2006 (the “Supplemental Indenture”), among the Company, Hanover Compression Limited Partnership, as guarantor (the “Guarantor”), and Wachovia Bank, National Association, as trustee (the “Trustee”), to the base indenture, dated as of December 15, 2003, between the Company and the Trustee (the “Base Indenture,” as supplemented and amended by the Supplemental Indenture, the “Indenture”), and will be fully and unconditionally guaranteed by the Guarantor (the “Guarantee”).
     The Company hereby confirms its agreement with each of the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-132672), relating to, among other things, certain debt securities (the “Shelf Securities”) to be issued from time to time by the Company. The Company and the Guarantor also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act, a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) together with the prospectus covering the Shelf Securities. The registration statement as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, Rule 30B or Rule 430C under the Securities Act to be part of and included in the registration statement, is hereinafter referred to as the “Registration Statement” and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) to confirm sales of the Securities is hereinafter referred to as the “Prospectus.” Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “Preliminary Prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”); and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales or contracts for sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 24, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.750% of the principal amount thereof plus accrued interest, if any, from March 31, 2006 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell

Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas at 10:00 A.M., New York City time, on March 31, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) Each of the Company and the Guarantor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and, except as otherwise expressly contemplated in this Agreement, the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Underwriters of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantor.
     3. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Underwriter that:
     (a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

     (b) The Time of Sale Information, as of the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Other than the Preliminary Prospectus and the Prospectus, neither the Company nor the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and neither of them will prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantor or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the other Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
     (d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering has been instituted or, to the knowledge of the Company, threatened by the Commission; and as of the applicable effective date as to the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Representative expressly for use therein.
     (e) The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information (except that no representation is made with respect to statements that have been modified or superceded and consequently excluded from the Registration Statement and the Prospectus pursuant to Rule 412 under the Securities Act), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents (except that no representation is made with respect to statements that have been modified or superceded and consequently excluded from the Registration Statement and the Prospectus pursuant to Rule 412 under the Securities Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representation or warranty with respect to any statements or omissions included in any prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an underwriter expressly for use in such prospectus.
     (f) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby.
     (g) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity that is material to the Company and its subsidiaries, taken as a whole, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material change in the capital stock, preferred securities or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Guarantor has been duly formed and is validly existing in good standing under the laws of the State of Delaware, with organizational power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and the Guarantor has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (i) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued equity interests of the Guarantor are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those described in the Registration Statement, the Time of Sale Information and the Prospectus, or that exist pursuant to that certain (i) Credit Agreement, dated as of November 21, 2005, among the Company, HCLP, The Royal Bank of Scotland plc as Syndication Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and the several lenders parties thereto and (ii) Guarantee and Collateral Agreement, dated as of November 21, 2005, among the Company, HCLP and certain of their subsidiaries in favor of JPMorgan Chase Bank, N.A., as Collateral Agent.

     (j) Each of the Company and the Guarantor have full corporate power and authority to execute and deliver (to the extent that it is a party thereto) this Agreement, the Securities, the Guarantee, the Base Indenture and the Supplemental Indenture (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) The Base Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (l) The Supplemental Indenture has been duly authorized by each of the Company and the Guarantor and, when the Supplemental Indenture is executed and delivered by the Company, the Guarantor and the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.
     (m) The Securities have been duly authorized by the Company and, when issued, authenticated and delivered pursuant to the Indenture and paid for as provided herein, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (n) The Guarantee has been duly authorized by the Guarantor and, when the Indenture has been executed and delivered by the parties thereto and the Securities have been issued, authenticated and delivered pursuant to the Indenture and paid for as provided herein, will constitute a valid and legally binding obligation of the Guarantor entitled to the benefits of the Indenture, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (o) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.
     (p) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

     (q) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or other organizational documents, as the case may be, (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries may be bound or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii), for any such default or violation that would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (r) The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which it is a party, the issue and sale of the Securities by the Company and the issuance of the Guarantee by the Guarantor and the compliance by each of the Company and the Guarantor with all of the provisions of the Securities (in the case of the Company), the Guarantee (in the case of the Guarantor), the Indenture and this Agreement and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in a violation of the provisions of the certificate of incorporation or by-laws or other organizational documents, as the case may be, of the Company or any of its subsidiaries or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for any such conflict, breach, violation or default which would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantee or the consummation by the Company and the Guarantor of the transactions contemplated by the Transaction Documents, except for (A) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain or make would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole and would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated herein.
     (s) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and, to the best knowledge of the Company and the Guarantor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (t) None of the Company, the Guarantor or any of the Company’s other subsidiaries is, and after giving effect to the offering and sale of the Securities and the Guarantee, as the case may be, none of them will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (u) Neither the Company nor the Guarantor or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075 and the Company and the Guarantor agree to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.
     (v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
     (w) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.
     (x) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; except in any such case for any such failure to comply with any Environmental Laws or any required permits, licenses or other approvals, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (y) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Registration Statement, the Time of Sale Information and the

Prospectus, except for such licenses, franchises, permits, authorizations, approvals and orders and other concessions the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (z) The Company and each of its subsidiaries is conducting business in compliance with all applicable statutes, rules and regulations administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (aa) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not impair the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or such as would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (bb) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, tradenames or other rights to inventions, know-how, patents, copyrights, confidential information and intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except for such intellectual property rights the failure of which to own, possess or acquire would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (cc) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and the Time of Sale Information.

     (dd) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has no knowledge of any tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.
     (ee) Except as would not reasonably be expected to have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
     (ff) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) The Company and its subsidiaries have insurance of the types and in the amounts generally deemed prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (hh) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the

Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the Company believes that the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.
     (ii) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (jj) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (kk) The Company, its directors and officers and its subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company, its directors and officers and its subsidiaries.
     (ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (mm) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     4. Further Agreements of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, covenants and agrees with each Underwriter that:

     (a) The Company and the Guarantor will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day after the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act prior to the Closing Date.
     (b) The Company will deliver, without charge, (i) to the Representative, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and documents incorporated by reference therein; and (ii) to each Underwriter (A) as many copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and documents incorporated by reference therein and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as they may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Prior to the later of the Closing Date and the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and, prior to the later of the Closing Date and the termination of the Prospectus Delivery Period, will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects; provided, however, that the provisions of this Section 4(c) shall not apply to the filing by the Company or the Guarantor of a Form 10-K or Form 10-Q pursuant to Section 4(d) below.
     (d) The Company and the Guarantor will file promptly all reports and any definitive proxy or information required to be filed by the Company or the Guarantor with the Commission pursuant to the Exchange Act during the Prospectus Delivery Period and advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) when any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the

initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus (when taken together with the other Time of Sale Information) would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus (when taken together with the other Time of Sale Information) is delivered to a purchaser, not misleading; (vii) of the receipt by the Company or the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, the Company and the Guarantor will file with the Commission and furnish to the Underwriters such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Time of Sale, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, the Company and the Guarantor will file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) The Company and the Guarantor will arrange for the qualification of the Securities and the Guarantee for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities and the Guarantee; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) During the period from the date hereof through and including the date that is 90 days after the date hereof, neither the Company nor the Guarantor will, without the prior written consent of each of the Representative and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor having a term of more than one year (other than the Securities); provided, however, this clause does not apply to drawings made under the Credit Agreement, dated as of November 21, 2005, among the Company, the Guarantor, The Royal Bank of Scotland Plc, as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders that are party thereto, or commercial paper facilities with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, increased, or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under any other credit or other agreement or indenture).
     (i) The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and in the Prospectus under the heading “Use of Proceeds.”
     (j) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (k) The Company will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Securities Act, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters.Each Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Guarantor) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in a Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company or the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
     (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company or the Guarantor; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     (d) It will, pursuant reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Securities Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.
     (e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     (f) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year, (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the term “offer of Securities to the public” in relation to the Securities in any Relevant Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the term “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (g) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
     (h) It has not offered or sold any Securities by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
     (i) It has not circulated or distributed and will not circulate or distribute any prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, and it has not offered or sold, and will not offer or sell the Securities, and has not made and will not make an invitation for subscription or purchase of the Securities, whether directly or indirectly, to persons in Singapore other than as permitted under the Securities and Futures Act, Chapter 289 of Singapore.
     (j) It has not offered or sold and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their covenants and other obligations hereunder and to the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.
     (b) The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date as if made on the Closing Date; and the statements of the Company and the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company, the Guarantor or any of the Company’s other subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have issued a public announcement that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company, the Guarantor or any of the Company’s other subsidiaries (other than an announcement with positive implications of a possible upgrading or the reiteration of an announcement of a surveillance, review or outlook made prior to the date of this Agreement and in effect as of the date hereof).
     (d) Subsequent to the date of the Preliminary Prospectus, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each of the Company and the Guarantor reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Section 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

     (f) On the date of this Agreement and on the Closing Date, the independent auditors of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and the independent auditors, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Vinson & Elkins L.L.P., counsel for the Company and the Guarantor, shall have furnished to the Representative their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representative, to the effect that:
     (i) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of this Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424 under the Securities Act on the date specified therein; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or in connection with the offering is pending or threatened by the Commission;
     (ii) The Registration Statement, the Preliminary Prospectus and the Prospectus (other than (a) the financial statements and related schedules therein, including the notes thereto and the independent registered public accounting firm’s report thereon and (b) the other financial data that is included or incorporated by reference therein as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act; each Issuer Free Writing Prospectus included in the Time of Sale Information contains the legend required by Rule 433 of the Securities Act and has been filed with the Commission to the extent, and within the time period, required pursuant to Rule 433 of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act;
     (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus;
     (iv) The Guarantor has been duly formed and is validly existing in good standing under the laws of the State of Delaware; and all of the issued equity interests of the Guarantor are owned directly or indirectly by the Company and, to the best of such counsel’s knowledge, are owned free and clear of all liens, encumbrances, equities or claims other than those described in the Registration Statement, the Time of Sale Information and the Prospectus;
     (v) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;
     (vi) The Securities have been duly authorized, executed and delivered by the Company and the Guarantee has been duly authorized by the Guarantor and, when the Indenture has been executed and delivered by the parties thereto and the Securities have been duly authenticated and delivered to and paid for by the Underwriters in accordance with the terms of the Indenture and this Agreement, the Securities and the Guarantee will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits provided by the Indenture, subject as to enforceability to (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (y) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (z) the potential unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of a party with respect to a liability where such indemnification is contrary to public policy;
     (vii) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and, in the case of the Supplemental Indenture, the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legally valid and binding instrument of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject as to enforceability to (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (y) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (z) the potential unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of a party with respect to a liability where such indemnification is contrary to public policy; and the Indenture has been qualified under the Trust Indenture Act;
     (viii) The issue and sale of the Securities and Guarantee and the compliance by the Company and the Guarantor with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments set forth on a schedule attached to such opinion, which documents the Company has represented constitute all material agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in a violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or the Guarantor or (iii) result in a violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that such counsel need express no opinion with respect to the anti-fraud provisions of federal securities laws or with respect to state securities laws or Blue Sky laws with respect to this paragraph and except, in the case of clauses (i) and (iii) , for such breaches or violations that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and Guarantee or the consummation by the Company or the Guarantor of the transactions contemplated by any of the Transaction Documents, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and except for such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain or make would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (x) The statements set forth in the Preliminary Prospectus under the caption “Description of notes” (when taken together with the terms of the Securities set forth in the Time of Sale Information) and in the Prospectus under the caption “Description of notes,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate summaries in all material respects; and the statements set forth in the Time of Sale Information and the Prospectus under the caption “Important U.S. federal income tax considerations,” insofar as they purport to constitute summaries of matters of law or regulation or legal conclusions, are accurate summaries in all material respects;
     (xi) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act; and
     (xii) The documents incorporated by reference in the Time of Sale Information and the Prospectus as amended or supplemented (other than (a) the financial statements and related schedules therein, including the notes thereto and the independent registered public accounting firm’s report thereon and (b) the other financial data that is included or incorporated by reference therein, as to which such counsel need not comment), when they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

     In addition such counsel shall state that such counsel have participated in the preparation of the Registration Statement, the Time of Sale Information and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Time of Sale Information and Prospectus, the documents filed by the Company with the Commission and incorporated by reference therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus and has made no independent check or verification thereof (except as otherwise indicated above), on the basis of the foregoing, such counsel shall state that no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be a part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be on the date of this Agreement) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or the exhibits to the Registration Statement, including the Form T-1.
     The opinion of Vinson & Elkins L.L.P. described in this Section 6(g) shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (h) Suzanne B. Kean, Vice President and Deputy General Counsel of the Company, shall have furnished to the Representative her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representative, to the effect that, to her knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or the Guarantor is a party or to which any of their respective properties is subject that are required to be disclosed in the Prospectus and are not so disclosed as required.
     (i) The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
     (k) The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (l) On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration

Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, it being understood and agreed that the only such information consists of the following information in the Prospectus: the third and sixth paragraphs under “Underwriting”; and the following information in the Issuer Free Writing Prospectus dated March 27, 2006: the items identified as “Spread to Treasury” and “Benchmark”.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, the Guarantor or any of their respective directors, any of their respective officers who signed the Registration Statement and any control persons of the Company or the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.
     9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 8 (other than pursuant to clause (v) of Section 8 if the Company, the Guarantor and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company and the Guarantor), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor, the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor, the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor, the Underwriters.
     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     14. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Larry Landry. Notices to the Company or the Guarantor shall be given to it at 12001 N. Houston Rosslyn, Houston, Texas 77086 (fax: (281) 405-6203), Attention: General Counsel.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, HANOVER COMPRESSOR COMPANY
By /s/ LEE E. BECKELMAN
Name:	Lee E. Beckelman
Title:	Vice President and Chief Financial Officer

HANOVER COMPRESSION LIMITED PARTNERSHIP
By /s/ LEE E. BECKELMAN
Name:	Lee E. Beckelman
Title:	Vice President and Chief Financial Officer

Accepted: March 27, 2006

J.P. MORGAN SECURITIES INC.

By /s/ GEOFFREY BENSON
Authorized Signatory

For itself and on behalf of the
several Underwriters listed in
Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$56,250,000
Credit Suisse Securities (USA) LLC	56,250,000
Citigroup Global Markets Inc.	9,375,000
Deutsche Bank Securities Inc.	9,375,000
Morgan Stanley & Co. Incorporated	9,375,000
Wachovia Capital Markets, LLC	9,375,000

Total	$150,000,000

Annex A
Additional Time of Sale Information
•	Pricing term sheet substantially in the form of Annex B hereto.

Annex B
Hanover Compressor Company
Hanover Compression Limited Partnership
Pricing Term Sheet

Issuer:	Hanover Compressor Company
Security Description:	Senior Notes
Distribution:	SEC Registered
Face:	$150,000,000
Gross Proceeds:	$150,000,000
Net Proceeds to Issuer (Before Expenses):	$146,625,000
Coupon:	7.500%
Maturity:	April 15, 2013
Offering Price:	100.000%
Yield to Maturity:	7.500%
Spread to Treasury:	+280 bps
Benchmark:	UST 3.625% 5/13
Ratings:	B3/B
Interest Pay Dates:	April 15 and October 15
Beginning:	October 15, 2006

Clawback:	Up to 35% at 107.5%
Until:	April 15, 2009

Optional redemption:	Make-whole call @T+50 bps prior to April 15,
2010, then:
April 15, 2010:	103.750%
April 15, 2011:	101.875%
April 15, 2012 and thereafter:	100.000%
Change of control:	Put @ 101% of principal plus accrued interest
Trade Date:	March 27, 2006
Settlement Date:	(T+4) March 31, 2006
CUSIP:	410768AH8
ISIN:	US410768AH87

Bookrunners:	JPMorgan
Credit Suisse
Co-Managers:	Citigroup
Deutsche Bank Securities
Morgan Stanley
Wachovia Securities
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect (212) 270-3994.